UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 30, 2013

TELANETIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51995	77-0622733
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11201 SE 8th Street, Suite 200
Bellevue, Washington 98004
(Address of principal executive offices) (Zip code)

(206) 621-3500
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                       Material Modification to Rights of Security Holders

As disclosed in a Form 8-K filed with the Securities and Exchange Commission on January 22, 2013, Telanetix, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on January 18, 2013 with Intermedia Holdings, Inc., a Delaware corporation (“Parent”) and Sierra Merger Sub Co., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”),  pursuant to which the Company would be acquired by Parent through a merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).

The Merger closed today, August 30, 2013.  In connection with the closing, each share of the Company’s common stock has been converted into the right to receive $7.284 per share in cash, without interest.  The text of the press release issued by the Company announcing the completion of the Merger is attached as Exhibit 99.1 hereto.

Upon the effective time of the Merger, holders of Company Common Stock (as defined in the Merger Agreement) immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger consideration, or in the case of Dissenting Shares (as defined in the Merger Agreement), the rights pursuant to Section 262 of the Delaware General Corporation Law), as applicable.

Item 5.01                       Changes in Control of Registrant

The information set forth in Item 3.03 is incorporated herein by reference.

Item 5.02                       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, as of the Effective Time, all officers and directors of the Company were replaced by the directors and officers of Merger Sub immediately prior to the Effective Time.

Item 9.01                       Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release of Telanetix, Inc., regarding the closing of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Date: August 30, 2013                                                                         By:  /s/ Michael Gold
Name: Michael Gold
Title: President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Telanetix, Inc., regarding the closing of the Merger.